UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 24, 2019

Allegiance Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040

(Address of Principal Executive Offices) (Zip Code)

(281) 894-3200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act.  ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

After approval by the Board of Directors of Allegiance Bancshares, Inc. (the “Company”) on October 24, 2019, the Company announced a plan of succession in which Steven F. Retzloff, age 63, the President of the Company since its founding in 2008, will be promoted to Chief Executive Officer, effective January 1, 2020, succeeding George Martinez in the role.  Mr. Retzloff will continue to serve as Chairman of Allegiance Bank (the “Bank”), a position he has held since the Bank’s founding in 2007. Mr. Martinez, age 77, will continue to serve as Chairman of the Company’s Board of Directors in 2020. In addition, Mr. Martinez will retire as Chief Executive Officer of the Bank and assume the role of Vice Chairman of the Bank on January 1, 2020.

As part of the plan of succession, the Company also announced that Ramon A. Vitulli, III, age 51, Executive Vice President of the Company since 2014, will be promoted to President of the Company, succeeding Mr. Retzloff, effective January 1, 2020.  In addition, effective January 1, 2020, Mr. Vitulli will be promoted from President and Chief Operating Officer, positions which he has held since 2013 and 2017, respectively, to Chief Executive Officer of the Bank.

Okan I. Akin, age 49, Executive Vice President and Chief Risk Officer of the Company and the Bank, will succeed Mr. Vitulli in the office of President of the Bank effective January 1, 2020, serving as both President and Chief Risk Officer.  Mr. Akin will continue to serve as Executive Vice President and Chief Risk Officer of the Company, a role to which he was elected in January 2019 after serving over three years as the Executive Vice President and Chief Administrative Officer of the Bank.

No material plan, contract, or arrangement was entered into or materially amended in connection with the appointments to the offices noted above and there was no grant or award to any of the executives or modification thereto under any such plan, contract, or arrangement in connection with such appointments. No officer named herein (i) has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; (ii) is a party to any related person transaction with the Company; or (iii) has an arrangement or understanding with any other person pursuant to which he was appointed to such office(s).

Item 9.01Financial Statements and Exhibits

(d)           Exhibits.The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release regarding Leadership Transition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: October 25, 2019	By:	/s/ Steven F. Retzloff
Steven F. Retzloff
President